Exhibit 3.2

                                     BY-LAWS
                                       OF
                                DNA MEDICAL, INC.

                                TABLE OF CONTENTS

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                                                                                       PAGE
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
ARTICLE I.                 NAME, REGISTERED OFFICE, AND REGISTERED AGENT

    Section 1. Name                                                                     1
    Section 2. Registered Office and Registered Agent                                   1

ARTICLE II.                SHAREHOLDERS MEETINGS

    Section 1.  Annual Meetings                                                         1
    Section 2.  Special Meetings                                                        1
    Section 3.  Notice of Shareholders Meetings                                         2
    Section 4.  Place of Meeting                                                        2
    Section 5.  Record Date                                                             2
    Section 6.  Quorum                                                                  2
    Section 7.  Voting                                                                  3
    Section 8.  Proxies                                                                 3

ARTICLE III.               BOARD OF DIRECTORS

    Section 1.  General Powers                                                          3
    Section 2.  Number, Tenure and Qualifications                                       3
    Section 3.  Regular Meetings                                                        3
    Section 4.  Special Meetings                                                        3
    Section 5.  Meetings by Telephone                                                   4
    Section 6.  Quorum                                                                  4
    Section 7.  Manner of Acting                                                        4
    Section 8.  Vacancies                                                               4
    Section 9.  Removals                                                                5
    Section 10. Resignation                                                             5
    Section 11. Presumption of Assent                                                   5
    Section 12. Compensation                                                            5
    Section 13. Informal Action by Directors                                            5
    Section 14. Chairman                                                                5


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
ARTICLE IV.       DIVISIONS OF THE CORPORATION

         Section 1.  Operation of Divisions                                             6
         Section 2.  Advisory Board                                                     6
         Section 3.  Officers of the Division                                           6
         Section 4.  Duties of Officers of Divisions                                    6
         Section 5.  Term of Office, Resignation and
                     Removal     .     .     .     .     .     .     .     .     .      7
         Section 6.  Authorized Signatures and
                     Checking Accounts                                                  7

ARTICLE V.        OFFICERS

         Section 1.  Number                                                             7
         Section 2.  Election and Term of Office                                        8
         Section 3.  Resignations                                                       8
         Section 4.  Removal                                                            8

         Section 5.  Vacancies                                                          8
         Section 6.  President.                                                         8
         Section 7.  Executive Vice-President                                           9
         Section 8.  Vice-Presidents                                                    9
         Section 9.  Secretary                                                          9
         Section 10  Treasurer                                                         10
         Section 11. Assistant Secretaries and Assistant
                     Treasurers                                                        10
         Section 12. Other officers                                                    11
         Section 13. Salaries                                                          11
         Section 14. Surety Bonds                                                      11

ARTICLE VI.       COMMITTEES

         Section 1.  Executive Committee                                               11
         Section 2.  Other Committees                                                  12

ARTICLE VII.      CONTRACTS, LOANS, DEPOSITS AND CHECKS

         Section 1.  Contracts                                                         12
         Section 2.  Loans                                                             12
         Section 3.  Deposits                                                          12
         Section 4.  Checks and Drafts                                                 12
         Section 5.  Bonds and Debentures                                              13

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
ARTICLE VIII.              CAPITAL STOCK

         Section 1. Certificates of Shares                                             13
         Section 2. Transfers of Shares                                                14
         Section 3. Transfer Agent and Register                                        14
         Section 4. Lost or Destroyed Certificates                                     14
         Section 5. Consideration for Shares                                           14
         Section 6. Registered Shareholders                                            14

ARTICLE IX.                INDEMNIFICATION

         Section 1. Indemnification                                                    15
         Section 2. Other Indemnification                                              15
         Section 3. Insurance                                                          16
         Section 4. Settlement by Corporation                                          16

ARTICLE X.                 WAIVER OF NOTICE                                            16

ARTICLE XI.                AMENDMENTS                                                  16

ARTICLE XII.               FISCAL YEAR                                                 17

ARTICLE XIII.              DIVIDENDS                                                   17

ARTICLE XIV.               CORPORATE SEAL                                              17

                                     BY-LAWS

                                       OF

                                DNA MEDICAL,INC.

                                    ARTICLE I

                  NAME, REGISTERED OFFICE, AND REGISTERED AGENT

      Section 1. Name. The name of this corporation is DNA Medical, Inc.

      Section 2. Registered Office and Registered Agent. The address of the registered office of this corporation is 7673 Caballero Drive, Sandy, Utah 84092. The name of the registered agent of this corporation at that address is Donald Holbrook. The corporation shall at all times maintain a registered office. The location of the registered office may be changed by the Board of Directors. The corporation may also have officers in such other places as the Board may from time to time designate.

                                   ARTICLE II

                              SHAREHOLDERS MEETINGS

      Section 1. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held at such place within or without the State of Utah and at such time as the Board of Directors shall determine in compliance with these By-laws. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

      Section 2. Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the Chairman of the Board, the President or by a majority of the Directors, and must be called by the President upon written request of the holders of forty-five percent (45%) of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting.

      Section 3 Notice of Shareholders Meetings. The Secretary shall give written notice stating the place, the date, and hour of the meeting and, in the case of a special meeting, the purpose(s) for which the meeting is called, which shall be delivered not less than ten (10) nor more than fifty (50) days prior to the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

      Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Utah, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation.

      Section 5. Record Date. The Board of Directors may fix a date not less than ten (10) nor more than fifty (50) days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at any such meeting of the shareholders. The stock transfer books may be closed by the Board of Directors for a stated period not to exceed fifty (50) days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

      Section 6. Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of the outstanding shares are represented at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at any duly assembled meeting at which a quorum is in attendance may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

      Section 7. Voting. The holder of an outstanding share entitled to vote at any meeting may vote at such meeting in person or by proxy. Every shareholder shall be entitled to one vote for each share standing in his name on the records of the corporation upon each matter submitted to a vote at a meeting of shareholders and all shareholder actions shall be determined by a majority of the votes cast at any meeting of shareholders by the holders or proxies of shares entitled to vote thereon.

      Section 8. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it deems proper.

      Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than three (3) nor more than nine (9). Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. Directors need not be residents of the State of Utah or shareholders of the corporation.

      Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than by this By-law, immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

      Section 4. Special Meetings. Special Meetings of the Board of Directors may be called by order of the Chairman of the

Board, the President, or by a majority of the Directors. The Secretary shall give notice of the time and place of each special meeting by mailing the same at least two (2) days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each Director.

      Section 5. Meetings by Telephone. Any meeting of the Board of Directors, regular or special, may be held by conference telephone call provided the Secretary of the Corporation is also present by telephone and records the conversations of the Directors authorizing any action taken during the course of such a meeting. Recordings of such action may be subsequently destroyed upon the return receipt by the Secretary of the Corporation of written minutes of such a meeting signed by all of the Directors involved in the conference telephone call.

      Section 6. Quorum. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

      Section 7. Manner of Acting. At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

      Section 8. Vacancies. A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any meeting of shareholders at which any director is to be elected, to elect the full, authorized number to be elected at that meeting. If any vacancy shall occur in the Board of Directors through death, resignation, additional directors serve on an interim basis until the next annual meeting of shareholders, the remaining directors may, by the vote of the majority of such remaining directors, appoint such persons as substitute directors or new interim directors who shall be directors during such absence, disability or interim period or until the replaced director shall return to duty or until the next annual meeting of shareholders. The determination by the Board of Directors, as shown on the minutes, of the fact of such absence or disability or the desirability of an interim director and the duration of the terms for such directors shall be conclusive as to all persons and the corporation.

      Section 9. Removals. Directors may be removed at any time without cause by vote of the shareholders holding a majority of the shares outstanding and entitled to vote.

      Section 10. Resignation. A director may resign at any time by delivering written notification thereof to the President or Secretary of the corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten (10) days after the date of its delivery, the resignation shall be deemed accepted upon the tenth day.

      Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

      Section 12. Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each such meeting or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

      Section 13. Informal Action by Directors. Any action required to be taken at a meeting of Directors or any action which may be taken at a meeting of directors, may be taken without a meeting by a written consent, setting forth the action so taken, signed by all of the directors of the corporation.

      Section 14. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                   ARTICLE IV

                          DIVISIONS OF THE CORPORATION

      Section 1. Operation of Divisions. The Board of Directors shall have power to establish one or more operating divisions of the Corporation. Each division of the corporation shall have such authority, responsibilities, and duties as may be delegated to it from time to time by the Board of Directors. Each division of the corporation shall adopt Rules of Procedure for the conduct of its affairs not inconsistent with the Articles of Incorporation and By-laws of the corporation. Such Rules of Procedure shall become effective when approved by the Board of Directors.

      Section 2. Advisory Board. The Board of Directors of the corporation may appoint individuals who may, but need not, be directors, officers or employees of the corporation to serve as members of an Advisory Board to one or more of the divisions of the corporation. The members of any such Advisory Board shall keep minutes of their meetings which shall be submitted to the Board of Directors of the corporation. The term of office of any member of the Advisory Board shall be at the pleasure of the Board of Directors of the corporation. The function of such Advisory Board shall be to advise with respect to the affairs of the operating divisions of the corporation to which it is appointed.

      Section 3. Officers of the Divisions. The divisions of the corporation shall each have a President and such Vice-Presidents as the Board of Directors may appoint. The Secretary and Treasurer of the corporation shall also be deemed the Secretary and Treasurer of each division.

      Section 4. Duties of Officers of Divisions. Any employee designated as an officer of a division shall have such authority, responsibilities, and duties with respect to the applicable division corresponding to those normally vested in the comparable officer of the corporation by these By-laws, subject to such limitations as may be imposed by the Board of Directors, the Articles of Incorporation or by these By-laws. The President of a division may sign, execute and deliver in the name of such division only such contracts, agreements or other documents as may be prescribed from time to time by the President of the corporation or the Board of Directors. The designation of any individual as President or Vice-President of any division of the corporation shall not be permitted to conflict in any way with any executive or administrative authority of any officer of the corporation established from time to time by the Board of Directors of the corporation. The President of each division shall report directly to the President and Chief Executive

Officer of the corporation. The President of a division, upon written approval of the President of the corporation, may appoint or remove such agents or employees of a division as may, from time to time, become necessary or useful to the operation of such division.

      Section 5. Term of Office, Resignation and Removal. Each officer of a division shall hold office until his successor shall have been duly appointed by the Board of Directors, or until his death, or until he shall resign. Any officer of a division may resign at any time by delivery of a written resignation either to the President of the corporation, the Secretary of the corporation or to the Board of Directors. Such resignation shall take effect upon delivery. Any officer of the division may be removed from office only by the Board of Directors. Such officer shall be removed when in the sole judgment of the Board of Directors the best interests of the division or the corporation will be served thereby. Any such removal shall require a majority vote of the Board of Directors.

      Section 6. Authorized Signatures and Checking Accounts. The Board of Directors may authorize each division to have a separate checking account. Any check issued by or for the benefit of any division shall require at least two signatures. The corporate or ' divisional officers authorized to sign such checks of any division shall be the President of such division, the President of the corporation, the Secretary of the corporation and the Treasurer of the corporation.

                                    ARTICLE V

                                    OFFICERS

      Section 1. Number. The corporate officers shall be a I President, no Vice-Presidents or one or more Vice Presidents as determined from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by a majority of the Board of Directors. Such other corporate officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any corporate office except those of President and

Secretary. Any two or more corporate offices may be held by the same PERSON, EXCEPT THE OFFICES OF PRESIDENT AND Secretary. Corporate officers need not be Directors or shareholders of the corporation.

      Section 2. Election and Term of office. The corporate officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of corporate officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each corporate officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall HAVE BEEN REMOVED IN THE MANNER HEREINAFTER PROVIDED.

      Section 3. Resignations. Any corporate officer may resign at any time by DELIVERING A WRITTEN resignation either to the corporate President or to the corporate Secretary. Unless OTHERWISE SPECIFIED THEREIN, SUCH RESIGNATION shall take effect upon delivery.

      Section 4. Removal. Any corporate officer or AGENT MAY be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation will be served THEREBY, BUT SUCH REMOVAL SHALL BE without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a corporate officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the corporate officer in question if he is also a Director.

      Section 5. Vacancies. A vacancy in any corporate office because of death, resignation, removal, disqualification or otherwise, or if a new corporate office shall be created, may BE FILLED BY THE BOARD OF DIRECTORS FOR THE UNEXPIRED PORTION OF THE TERM. Section 6. President. The corporate President shall be the chief executive and administrative officer of the corporation. He SHALL PRESIDE AT ALL MEETINGS OF THE SHAREHOLDERS AND, IN the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of PRESIDENT AND SHALL HAVE GENERAL and active supervision over the property, business, officers and affairs of the corporation and each division. He may appoint officers, agents, or employees on the corporate or divisional level other than those APPOINTED BY the Board of Directors. He may sign, execute and deliver in the name of the corporation powers of attorney, contracts, bonds and other obligations, and shall perform such other duties as may be PRESCRIBED from time to time by the Board of Directors or by these By-laws.

      Section 7. Executive Vice-President. The corporate Executive Vice-President shall be the chief executive and administrative officer of the corporation in the absence of the President, and in such absence shall be vested with all rights, powers, privileges and obligations of the President as more fully set forth in Section 6 of this Article V. In addition, he may sign, execute and deliver in the name of the corporation, powers of attorney, contracts, bonds and other obligations when the corporate President is present but unavailable for the execution of such documents, and he shall perform such other duties as may be prescribed from time to time by the Board of Directors, the corporate President or the By-laws.

      Section 8. Vice-Presidents. Corporate Vice-Presidents shall have such powers and perform such duties as may be assigned to them by the Board of Directors or by the corporate President. In the absence or disability of the corporate President, the corporate Vice-President designated by the Board or by the corporate President shall perform the duties and exercise the powers of the corporate President. A corporate Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

      Section 9. Secretary. The corporate Secretary shall also be deemed the Secretary of each of the divisions. The corporate Secretary shall, subject to the direction of the corporate President, Executive Vice-President, or a designated Vice-President, -' keep the minutes of all meetings of the shareholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the corporate President, the minutes of meetings of all divisions and committees. He shall cause notice to be given of meetings of shareholders, of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the corporation and each division not pertaining to the performance of the duties vested in other officers, which records, documents and papers shall at all reasonable times be open to examination by any Director. He may sign or execute contracts with the corporate President, Executive Vice-President or Vice-President thereunto authorized in the name of the corporation and affix the seal of the corporation thereto, provided, however, that he may not simultaneously act both in the capacity of Secretary and that of corporate Executive vice-President or Vice-President upon the execution of such documents. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these By-laws. He shall be sworn to the faithful discharge of his duties. If necessary, assistant Secretaries shall assist the corporate Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

      Section 10. Treasurer. The corporate Treasurer shall, subject to the direction of the corporate President, Executive Vice-President or a designated Vice-President, have general custody and control of the collection and disbursement of funds of the corporation and each division. He shall endorse on behalf of the corporation and each division for collection checks, notes and other obligations, and shall deposit the same to the credit of the corporation or the division in such bank(s) or depositories as the Board of Directors may designate. He may sign, with the corporate President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the corporation or any division, provided, however, that he may not simultaneously act both in the capacity of corporate Treasurer and that of Executive Vice-President or Vice-President upon the execution of such documents. He shall enter or cause to be entered regularly in the books of the corporation or any division full and accurate account of all monies received and paid by him or under his direction on account of the corporation or such division. He shall at all reasonable times exhibit his books and accounts to any Director of the corporation upon timely application at the office of the corporation during business hours, and, whenever required by the Board of Directors or the corporate President, he shall render a statement of his accounts. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the By-laws. If necessary, assistant Treasurers shall assist the corporate Treasurer and shall perform such duties as shall be directed by the Board of Directors. He shall give bond for the faithful performance of his duties in such sum and with or without such surety as shall be required by the Board of Directors.

      Section 11. Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such assistant Secretaries and assistant Treasurers as may be necessary for the expedient discharge of the affairs of the corporation or any division. The assistant Secretaries and assistant Treasurers shall be authorized to perform any of the duties of the corporate Secretary or corporate Treasurer, respectively, in the absence of the corporate Secretary or corporate Treasurer, or in any situation where the corporate Secretary or corporate
Treasurer may be acting in another capacity such as corporate Executive Vice-President or Vice-President.

      Section 12. Other Officers. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

      Section 13. Salaries. The salaries or other compensation of the corporate officers and the officers of any division of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any such subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the corporation.

      Section 14. Surety Bonds. If the Board of Directors shall so require, any corporate or division officer or agent shall execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation or the applicable division, including his responsibility for negligence and for the accounting for all property, monies or securities of the corporation or a division which may come into his hands.


                                   ARTICLE VI

                                   COMMITTEES

      Section 1. Executive Committee. The Board of Directors may appoint from among its members an Executive Committee of not less than 2 nor more than 5 members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as members of the Executive Committee in the absence or disability of a regular member(s). The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and disband any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

      Section 2. Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine. Such committees shall in each case consist of not less than 2 directors, and shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section 1 Contracts. The Board of Directors may authorize any officer(s), or agent(s), to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be either general or confined to specific instances.

      Section 2. Loans. No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness or liability of the corporation unless and except as authorized by the Board of Directors. Any such authorization may be either general or confined to specific instances.

      Section 3. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or agent so authorized by the Board of Directors.

      Section 4. Checks and Drafts. All notes, drafts, acceptances, checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer(s) or such agent(s) of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

      Section 5. Bonds and Debentures. Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer or by the Secretary. The seal may be a facsimile, engraved or printed. Where such bond or debenture is to be authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                  ARTICLE VIII

                                  CAPITAL STOCK

      Section 1. Certificate of Share. The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President and by the Secretary, and sealed with the seal of the corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is counter-signed by a transfer agent or registered by a registrar other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled. No new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms of indemnity to the corporation as the Board of Directors may prescribe.

      Section 2. Transfers of Shares. Transfers of shares of the corporation shall e made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, or by his attorney thereunto authorized by a power of attorney duly executed and such representative or attorney shall furnish proper evidence of his authority to so transfer the shares to the Secretary of the Corporation upon the surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the stock transfer books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

      Section 3. Transfer Agent and Registrar. The Board of Directors shall have power to appoint one or more transfer agents and registrars, who may also be employees of the corporation, for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

      Section 4. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the corporation and alleged to have been lost or destroyed if the new owner makes an affidavit that the certificate is lost or destroyed. The Board of Directors may, at its discretion, require the owner of such certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify `the corporation and transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

      Section 5. Consideration for Shares. The capital stock of the corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors, but in no event shall such value be less than the par value of such shares. In the absence of fraud, the determination of the Board of Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive.

      Section 6. Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in the shares.

                                   ARTICLE IX

                                 INDEMNIFICATION

      Section 1. Indemnification. No officer or Director shall be personally liable for any obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time as a Director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director of officer of the corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such Director of officer, and shall reimburse any such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; Provided that the corporation shall have the power to defend such person from all suits or claims as provided for under the provisions of the Utah Business Corporation Act; Provided further, however, that no such person shall be indemnified against, or be reimbursed for, or be defended against any expense or liability incurred in connection with any claim or action arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any ,~ other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically provided for herein or otherwise permitted. The corporation, its Directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

      Section 2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other right to indemnification to which any person seeking indemnification may be under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action taken in his official capacity and as to action taken in any other capacity while holding such office. It is the intent hereof that all officers and Directors be and hereby are indemnified to the fullest extent permitted by the laws of the State of Utah and these By-laws. The indemnification herein provided shall continue as to any person who has ceased to be a Director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of any such person.

      Section 3. Insurance. The Board of Directors may, in its discretion, direct that the corporation purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this section.

      Section 4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the corporation by the Board of Directors, in lieu of such indemnify, to settle any such claim, action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                    ARTICLE X

                                WAIVER OF NOTICE

      Whenever any notice is required to be given to any shareholder or Director of the corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Utah Business Corporation ' Act, a waiver thereof in writing signed by the person(s) entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                   ARTICLE XI

                                   AMENDMENTS

      These By-laws may be altered, amended, repealed, or new by-laws adopted by a majority vote of the entire Board of Directors at any regular or special meeting. Any by-law adopted by the Board may be repealed or changed by a majority vote of the shareholders.

                                   ARTICLE XII

                                   FISCAL YEAR

      The fiscal year end of the corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                  ARTICLE XIII

                                    DIVIDENDS

      The Board of Directors may at any regular or special meeting, as it deems advisable, declare dividends payable out of the surplus of the corporation.

                                   ARTICLE XIV

                                 CORPORATE SEAL

      The corporation shall have an official seal which SHALL BEAR THE NAME of the corporation and the STATE AND year of incorporation.

      The above and foregoing Bylaws were adopted by and for the corporation by THE BOARD OF DIRECTORS ON THE 30th day of April, 1981.

                                                            --------------------
                                                            David S. Monson,
                                                            Secretary



                                                            --------------------
                                                            Donald Holbrook,
                                                            President

                                 AMENDMENT NO. 1

                                       TO

                      BYLAWS OF UNITED HERITAGE CORPORATION



      The undersigned, being the duly elected and acting Secretary of United Heritage Corporation, a Utah corporation (the "Company"), hereby certifies and affirms that the following amendment to the Bylaws of the Company has been duly adopted by the Hoard of Directors and remains of full force and effect:

      "Section 2. Soggial Meetings. Special meetings of shareholders, other than those regulated by statute. may be called at any time by the Chairman of the board, the President or by a majority of the Directors, and must be called by the President upon written request of the holders of ten percent
      (1096) of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be transacted at any such special meeting."

      Dated: December 18, 1991.

                                                                             w

                                                            Harold L. Gilliam
                                                            Secretary